Exhibit 99.1


FOR IMMEDIATE RELEASE               Contact:    William C. McCartney
---------------------                           Chief Financial Officer

                                                Telephone:  (978) 688-1811
                                                Fax:        (978) 688-2976

          WATTS WATER TECHNOLOGIES REPORTS SECOND QUARTER 2006 RESULTS

      North Andover, MA...August 1, 2006. Watts Water Technologies, Inc. (NYSE:
WTS) today announced results for the second quarter ended July 2, 2006. Sales were $300,175,000, an increase of $71,992,000, or 32%, compared to the second quarter of 2005. Net income for the second quarter of 2006 was $22,446,000, or $0.68 per share, compared to net income of $13,913,000, or $0.42 per share, for the second quarter of 2005. Income from continuing operations for the second quarter of 2006 increased by $8,555,000, or 61%, to $22,543,000, or $0.68 per
share, compared to income from continuing operations for the second quarter of 2005 of $13,988,000, or $0.42 per share.

      The Company recorded income, net of tax, of $3,554,000, or $0.11 per share, in the second quarter of 2006 compared to a loss, net of tax, of $241,000, or $0.01 per share, in the second quarter of 2005 for its manufacturing restructuring plan. In the second quarter of 2006, the Company recorded an after tax gain of approximately $4,100,000 related to a building sale in Italy. This gain was partially offset by after tax costs of approximately $546,000 primarily for severance costs related to its European and Chinese restructuring plans. For the second quarter of 2005, the costs were primarily for accelerated depreciation for both the closure of a U.S. manufacturing plant and for severance costs related to the Company's European restructuring plan.

      Sales for the first six months of 2006 were $575,125,000, an increase of $127,915,000, or 29%, compared to the first six months of 2005. Net income for the first six months of 2006 was $37,409,000, or $1.13 per share, versus net income of $26,271,000, or $0.80 per share, for the first six months of 2005. Income from continuing operations for the first six months of 2006 increased by $11,245,000, or 43%, to $37,630,000, or $1.14 per share, compared to income from continuing operations for the first six months of 2005 of $26,385,000, or $0.80 per share.

      The Company recorded income, net of tax, of $3,405,000, or $0.10 per share, in the first six months of 2006 compared to a loss, net of tax, of $737,000, or $0.02 per share, in the first six months of 2005 for its manufacturing restructuring plan. In the first six months of 2006, the Company benefited from the previously mentioned building sale in Italy. This benefit was offset by after tax costs of approximately $695,000, or $0.02 per share, primarily for severance costs related to the Company's European and Chinese restructuring plans. For the first six months of 2005, the costs were primarily for accelerated depreciation for both the closure of a U.S. manufacturing plant and for severance costs related to the Company's European restructuring plan.

      Patrick S. O'Keefe, Chief Executive Officer, commented, "During the second quarter, the Company was able to maintain the momentum in operating performance we experienced in the first quarter of this year. Aided by acquisitions and internal growth, we again achieved record results with all segments contributing to our growth in sales and earnings. The sales increase was achieved through contributions from acquired companies of $50,946,000, or 23%, internal growth of $18,236,000, or 8%, and to a lesser extent from favorable changes in foreign exchange rates of $2,810,000, or 1%. Acquired growth was primarily attributable to the December 2005 acquisitions of Core Industries Inc. (which included the FEBCO, Mueller Steam Specialty and Polyjet Valves product lines) and Dormont Manufacturing Company and the May 2006 acquisition of ATS Expansion Group.

      "Sales in our North American segment increased for the second quarter of 2006 by $51,133,000, or 33%, to $208,249,000 compared to $157,116,000 for second quarter of 2005. This increase was achieved through the inclusion of acquired sales totaling $40,167,000, or 26%, internal sales growth of $9,511,000, or 6%, and favorable foreign exchange rates of $1,455,000, or 1%, associated with the strengthening of the Canadian dollar versus the U.S. dollar.

      "Internal sales in our North American wholesale market increased 7% over the second quarter of 2005. This increase was primarily due to price increases implemented to cover recent increases in the prices of copper and other raw materials and increased unit sales of our plumbing and heating and backflow products. Internal growth in our North American home improvement retail market was 5% for the second quarter of 2006 over the second quarter of 2005. This increase was led by increased sales of under-floor radiant heating product lines.

      "We derived 28% of our total sales for the second quarter of 2006 from our European segment. European sales increased $20,221,000, or 32%, to $83,857,000 compared to the second quarter of 2005. This increase was achieved through the inclusion of acquired sales totaling $10,155,000, or 16%, internal growth of $8,947,000, or 14%, and a favorable foreign exchange movement associated with the strengthening of the euro versus the US dollar of $1,119,000, or 2%. Our internal growth in Europe was broad-based with most markets and channels exhibiting improvement. Sales growth in our OEM market and Italian wholesale market were particularly strong in the second quarter.

      "China's segment sales in the second quarter of 2006 increased $638,000, or 9%, to $8,069,000 compared to the second quarter of 2005. This increase was achieved through the inclusion of acquired sales totaling $624,000, or 8%, favorable foreign exchange rates associated with the yuan strengthening against the U.S. dollar of $236,000, partially offset by a decline in internal sales of $222,000.

      Mr. O'Keefe concluded, "Our operating income for the second quarter of 2006 increased by $14,035,000, or 58%, to $38,236,000 as compared to $24,201,000 in 2005. Our quarter-on-quarter restructuring costs contributed $6,067,000, or 25%, acquisitions provided $5,659,000, or 23%, internal growth contributed $1,736,000, or 7%, and favorable foreign exchange movements contributed $573,000, or 3%. Our overall margins were impacted by a favorable mix within the North American wholesale market partially offset by write-downs of our inventory carrying values of certain product lines."

      Watts Water Technologies, Inc. will hold a live web cast of its conference call to discuss second quarter results for 2006 on Tuesday, August 1, 2006, at 5:00 p.m. Eastern Time. This press release and the live web cast can be accessed by visiting the Investors section of the Company's website at www.wattswater.com. Following the web cast, an archived version of the call will be available at the same address until August 1, 2007.

      Watts Water Technologies, Inc. is a world leader in the manufacture of innovative products to control the efficiency, safety, and quality of water within residential, commercial, and institutional applications. Its expertise in a wide variety of water technologies enables it to be a comprehensive supplier to the water industry.

      This Press Release includes statements that are not historical facts and are considered forward-looking within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements reflect Watts Water Technologies' current views about future results of operations and other forward-looking information. In some cases you can identify these statements by forward-looking words such as "anticipate," "believe," "could," "estimate," "expect," "intend," "may," "should," "will" and "would" or similar words. You should not rely on forward-looking statements because Watts' actual results may differ materially from those indicated by these forward-looking statements as a result of a number of important factors. These factors include, but are not limited to, the following: shortages in and pricing of raw materials and supplies including recent price increases by suppliers of raw materials and the Company's ability to pass these costs on to customers, loss of market share through competition, introduction of competing products by other companies, pressure on prices from competitors, suppliers, and/or customers, changes in variable interest rates on Company borrowings, identification and disclosure of material weaknesses in our internal control over financial reporting, failure to expand our markets through acquisitions, failure or delay in developing new products, lack of acceptance of new products, failure to manufacture products that meet required performance and safety standards, foreign exchange rate fluctuations, cyclicality of industries, such as plumbing and heating wholesalers and home improvement retailers, in which the Company markets certain of its products, economic factors, such as the levels of housing starts and remodeling, affecting the markets where the Company's products are sold, manufactured, or marketed, environmental compliance costs, product liability risks, the results and timing of the Company's manufacturing restructuring plan, changes in the status of current litigation, including the James Jones case, and other risks and uncertainties discussed under the heading "Item 1A. Risk Factors" in the Watts Water Technologies, Inc. Annual Report on Form 10-K for the year ended December 31, 2005 filed with the Securities Exchange Commission and other reports Watts files from time to time with the Securities and Exchange Commission. Watts does not intend to, and undertakes no duty to, update the information contained in this Press Release.

                 WATTS WATER TECHNOLOGIES, INC. AND SUBSIDIARIES
                 CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
              (Amounts in thousands, except per share information)
                                   (Unaudited)

                                                                Second Quarter Ended                Six Months Ended
                                                             --------------------------        --------------------------
                                                              July 2,          July 3,          July 2,           July 3,
                                                               2006             2005             2006              2005
                                                             ---------        ---------        ---------        ---------

STATEMENTS OF INCOME

Net sales                                                    $ 300,175        $ 228,183        $ 575,125        $ 447,210
Income from continuing operations                            $  22,543        $  13,988        $  37,630        $  26,385
Loss from discontinued operations                                  (97)             (75)            (221)            (114)
                                                             ---------        ---------        ---------        ---------
Net income                                                   $  22,446        $  13,913        $  37,409        $  26,271
                                                             =========        =========        =========        =========

DILUTED EARNINGS PER SHARE

Weighted Average Number of Common Shares & Equivalents          33,038           33,077           33,015           33,032

Earnings per Share:
     Continuing operations                                   $    0.68        $    0.42        $    1.14        $    0.80
     Discontinued operations                                        --               --            (0.01)              --
                                                             ---------        ---------        ---------        ---------
     Net income                                              $    0.68        $    0.42        $    1.13        $    0.80
                                                             =========        =========        =========        =========

Cash dividends per share                                     $    0.09        $    0.08        $    0.18        $    0.16

                 WATTS WATER TECHNOLOGIES, INC. AND SUBSIDIARIES
                           CONSOLIDATED BALANCE SHEETS
                (Amounts in thousands, except share information)
                                   (Unaudited)

                                                                                                      July 2,           December 31,
ASSETS                                                                                                 2006                2005
                                                                                                   -----------          -----------
CURRENT ASSETS:
     Cash and cash equivalents ...........................................................         $   109,364          $    45,758
     Trade accounts receivable, less allowance for doubtful accounts of
        $9,632 at July 2, 2006 and $9,296 at December 31, 2005 ...........................             218,878              177,364
     Inventories, net:
        Raw materials ....................................................................             106,148               84,087
        Work in process ..................................................................              31,548               23,201
        Finished goods ...................................................................             160,137              135,549
                                                                                                   -----------          -----------
           Total Inventories .............................................................             297,833              242,837
     Prepaid expenses and other assets ...................................................              20,952               25,361
     Deferred income taxes ...............................................................              33,265               27,540
     Assets of discontinued operations ...................................................               8,055                9,555
                                                                                                   -----------          -----------
        Total Current Assets .............................................................             688,347              528,415
                                                                                                   -----------          -----------
PROPERTY, PLANT AND EQUIPMENT:
     Property, plant and equipment, at cost ..............................................             395,485              328,812
     Accumulated depreciation ............................................................            (179,991)            (163,813)
                                                                                                   -----------          -----------
        Property, plant and equipment, net ...............................................             215,494              164,999
                                                                                                   -----------          -----------
OTHER ASSETS:
     Goodwill ............................................................................             346,815              296,636
     Other, net ..........................................................................             124,312              110,920
                                                                                                   -----------          -----------
TOTAL ASSETS .............................................................................         $ 1,374,968          $ 1,100,970
                                                                                                   ===========          ===========

LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES:
     Accounts payable ....................................................................         $   110,480          $    91,053
     Accrued expenses and other liabilities ..............................................              83,218               67,071
     Accrued compensation and benefits ...................................................              34,406               28,496
     Current portion of long-term debt ...................................................               7,789               13,635
     Liabilities of discontinued operations ..............................................              23,003               23,068
                                                                                                   -----------          -----------
        Total Current Liabilities ........................................................             258,896              223,323
                                                                                                   -----------          -----------
LONG-TERM DEBT, NET OF CURRENT PORTION ...................................................             452,966              293,350
DEFERRED INCOME TAXES ....................................................................              40,280               24,803
OTHER NONCURRENT LIABILITIES .............................................................              49,825               32,187
MINORITY INTEREST ........................................................................               7,698                7,831

STOCKHOLDERS' EQUITY:
     Preferred Stock, $.10 par value; 5,000,000 shares authorized;
        no shares issued or outstanding ..................................................                  --                   --
     Class A Common Stock, $.10 par value; 80,000,000 shares authorized;
        1 vote per share; issued and outstanding: 25,366,795 shares at
        July 2, 2006 and 25,205,210 shares at December 31, 2005 ..........................               2,537                2,521
     Class B Common Stock, $.10 par value; 25,000,000 shares authorized;
        10 votes per share; issued and outstanding: 7,293,880 shares at
        July 2, 2006 and 7,343,880 at December 31, 2005 ..................................                 729                  734
     Additional paid-in capital ..........................................................             145,677              142,694
     Retained earnings ...................................................................             399,645              368,264
     Accumulated other comprehensive income ..............................................              16,715                5,263
                                                                                                   -----------          -----------
        Total Stockholders' Equity .......................................................             565,303              519,476
                                                                                                   -----------          -----------
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY ...............................................         $ 1,374,968          $ 1,100,970
                                                                                                   ===========          ===========

                 WATTS WATER TECHNOLOGIES, INC. AND SUBSIDIARIES
                      CONSOLIDATED STATEMENTS OF OPERATIONS
              (Amounts in thousands, except per share information)
                                   (Unaudited)

                                                                             Second Quarter Ended             Six Months Ended
                                                                          -------------------------       -------------------------
                                                                            July 2,        July 3,          July 2,        July 3,
                                                                             2006           2005             2006           2005
                                                                          ---------       ---------       ---------       ---------
Net sales ..........................................................      $ 300,175       $ 228,183       $ 575,125       $ 447,210
Cost of goods sold .................................................        193,816         147,000         372,948         288,649
                                                                          ---------       ---------       ---------       ---------
     GROSS PROFIT ..................................................        106,359          81,183         202,177         158,561
Selling, general & administrative expenses .........................         73,799          56,886         142,850         112,592
Restructuring and other charges ....................................         (5,676)             96          (5,441)            458
                                                                          ---------       ---------       ---------       ---------

     OPERATING INCOME ..............................................         38,236          24,201          64,768          45,511
                                                                          ---------       ---------       ---------       ---------

Other (income) expense:
     Interest income ...............................................           (891)           (329)         (1,309)           (638)
     Interest expense ..............................................          4,952           2,567           9,144           5,088
     Minority interest .............................................             58              72             142             137
     Other .........................................................           (986)            (90)         (1,386)           (177)
                                                                          ---------       ---------       ---------       ---------
                                                                              3,133           2,220           6,591           4,410
                                                                          ---------       ---------       ---------       ---------
     INCOME FROM CONTINUING OPERATIONS BEFORE INCOME TAXES .........         35,103          21,981          58,177          41,101

Provision for income taxes .........................................         12,560           7,993          20,547          14,716
                                                                          ---------       ---------       ---------       ---------
     INCOME  FROM CONTINUING OPERATIONS ............................         22,543          13,988          37,630          26,385
Loss from discontinued operations, net of taxes ....................            (97)            (75)           (221)           (114)
                                                                          ---------       ---------       ---------       ---------

     NET INCOME ....................................................      $  22,446       $  13,913       $  37,409       $  26,271
                                                                          =========       =========       =========       =========

BASIC EPS
Income per share:
     Continuing operations .........................................      $    0.69       $    0.43       $    1.15       $    0.81
     Discontinued operations .......................................             --              --              --              --
                                                                          ---------       ---------       ---------       ---------
     NET INCOME ....................................................      $    0.69       $    0.43       $    1.15       $    0.81
                                                                          =========       =========       =========       =========
Weighted average number of shares ..................................         32,654          32,475          32,623          32,442
                                                                          =========       =========       =========       =========

DILUTED EPS
Income per share:
     Continuing operations .........................................      $    0.68       $    0.42       $    1.14       $    0.80
     Discontinued operations .......................................             --              --           (0.01)             --
                                                                          ---------       ---------       ---------       ---------
     NET INCOME ....................................................      $    0.68       $    0.42       $    1.13       $    0.80
                                                                          =========       =========       =========       =========
Weighted average number of shares ..................................         33,038          33,077          33,015          33,032
                                                                          =========       =========       =========       =========

     Dividends per share ...........................................      $    0.09       $    0.08       $    0.18       $    0.16
                                                                          =========       =========       =========       =========

                 WATTS WATER TECHNOLOGIES, INC. AND SUBSIDIARIES
                               SEGMENT INFORMATION
                             (Amounts in thousands)
                                   (Unaudited)

                                                     Net Sales

                         Second Quarter Ended                            Six Months Ended
                    --------------------------------              -------------------------------
                      July 2,               July 3,                July 2,               July 3,
                       2006                  2005                   2006                  2005
                    ---------              ---------              --------              ---------

North America       $ 208,249              $ 157,116               404,815              $ 304,593
Europe                 83,857                 63,636               156,116                130,070
China                   8,069                  7,431                14,194                 12,547
                    ---------              ---------              --------              ---------
Total               $ 300,175              $ 228,183               575,125              $ 447,210
                    =========              =========              ========              =========

                                                  Operating Income

                         Second Quarter Ended                            Six Months Ended
                    --------------------------------              -------------------------------
                     July 2,                July 3,                July 2,               July 3,
                      2006                   2005                   2006                   2005
                    ---------              ---------              --------              ---------

North America       $  25,635              $  20,254                48,037              $  38,700
Europe                 15,608                  7,952                25,178                 15,445
China                   2,397                    572                 3,412                  1,117
Corporate              (5,404)                (4,577)              (11,859)                (9,751)
                    ---------              ---------              --------              ---------
Total               $  38,236              $  24,201                64,768              $  45,511
                    =========              =========              ========              =========